EXHIBIT 3.2

COTT CORPORATION

CORPORATION COTT

SECOND AMENDED AND RESTATED

BY-LAW NO. 2002-1

being a by-law relating generally to the transaction of the business and affairs of the Corporation, which by-law amends and restates By-Law No. 2002-1 and all prior amendments thereto.

ARTICLE ONE

INTERPRETATION

SECTION 1.01 DEFINITIONS. In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act and all regulations made pursuant to it, and any statute and regulations that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles of amalgamation of the Corporation attached to the certificate of amalgamation dated December 31, 2006, as from time to time amended or restated;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means Cott Corporation, a corporation amalgamated under the laws of Canada;

“electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“information system” means a system used to generate, send, receive, store, or otherwise process an electronic document;

“meeting of shareowners” means an annual meeting of shareowners or a special meeting of shareowners;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareowner his latest address as recorded in the securities register; and in the case of joint shareowners the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as shown in the records of the Corporation;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.02, or by a resolution passed pursuant thereto;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein or in any other by-law; and

words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations; and a reference to a section means that section in the by-laws in which such section appears.

In the case of any conflict between the articles and the provisions of this or any other by-law the provisions of the articles shall prevail.

ARTICLE TWO

BUSINESS OF THE CORPORATION

SECTION 2.01 REGISTERED OFFICE. Until changed in accordance with the Act, the address of the registered office of the Corporation will be within the place specified in the articles or within articles of amendment changing the place in which its registered office is situated.

SECTION 2.02 EXECUTION OF INSTRUMENTS. Deeds, documents, bonds, debentures, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, chairman of the executive committee, president, vice-president or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant-secretary or assistant-treasurer or director or any other office created by by-law or by resolution of the board. Where one person holds more than one office, he may sign any of the above said deeds, documents, bonds, debentures, transfers, assignments, contracts, obligations, certificates and other instruments on behalf of the Corporation in one or more capacities. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

SECTION 2.03 BANKING AND FINANCIAL ARRANGEMENTS. The banking and financial business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking and financial business or any part thereof shall be trans acted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

SECTION 2.04 VOTING RIGHTS IN OTHER BODIES CORPORATE. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION 2.05 WITHHOLDING INFORMATION FROM SHAREOWNERS. Subject to the provisions of the Act, no shareowner shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the board, it would be inexpedient in the interests of the shareowners or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareowners and no shareowner shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareowners.

SECTION 2.06 DECLARATIONS. Any officer of the Corporation or any other person appointed for the purpose by resolution of the board is authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf and in the name of the Corporation, any answer to writs of attachment by way of garnishment or otherwise and to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings. Such officers and persons may make demands of abandonment or petitions for winding-up or bankruptcy orders upon any debtor of the Corporation, may attend and vote at all meetings of creditors of the Corporation’s debtors and grant proxies in connection therewith, and may generally do all such things in respect thereof as they deem to be in the best interests of the Corporation.

ARTICLE THREE

BORROWING AND SECURITIES

SECTION 3.01 BORROWING POWER. Without limiting the borrowing powers of the Corporation as set forth in the Act or in the articles, the board may from time to time:

(a)	borrow money upon the credit of the Corporation and limit or increase the amount to be borrowed;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give guarantees on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the real or personal, moveable or immoveable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or future debt obligations or any money borrowed or other debt or liability of the Corporation, including any bonds, debentures, notes, debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue. Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 3.02 DELEGATION. The board may from time to time delegate to such one or more of the directors or officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE FOUR

DIRECTORS

SECTION 4.01 NUMBER OF DIRECTORS AND QUORUM. Until changed in accordance with the Act, the board shall consist of such fixed number, or minimum and maximum number, of directors as may be set out in the articles.

The directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of the directors in office from time to time shall constitute a quorum. Subject to the provisions of section 4.06 hereof, any meeting of directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the by-laws of the Corporation for the time being vested in or exercisable by the directors generally.

Subject to the Act and to the articles of the Corporation, the directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareowners, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareowners.

SECTION 4.02 QUALIFICATION. No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareowner. At least 25% of the directors, or such lesser number as may be permitted by the Act, must be resident Canadians. However, if the Corporation has fewer than four directors, at least one director, or such lesser number as may be permitted by the Act, must be a resident Canadian.

SECTION 4.03 ELECTION AND TERM. The election of directors shall take place at each annual meeting of shareowners at which time all the directors then in office shall cease to hold office, but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareowners otherwise determine. The election shall be by resolution. If an election of directors is not held at any such meeting of shareowners, the incumbent directors shall continue in office until their successors are elected.

SECTION 4.04 VACATION OF OFFICE. A director ceases to hold office when he dies; when he is removed from office by the shareowners in accordance with the provisions of the Act; when he ceases to be qualified for election as a director; or when his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

SECTION 4.05 VACANCIES. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the shareowners to elect the number or minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareowners to elect the number or minimum number of directors, the board may call a special meeting of shareowners to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareowner may call the meeting. Where there is a vacancy in the board, the remaining directors may exercise all the authorities, powers and discretions of the board so long as a quorum remains in office.

SECTION 4.06 CANADIAN RESIDENCY REQUIREMENTS. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25% of the directors present, or such lesser number as may be permitted by the Act, are resident Canadians, or, if the Corporation has fewer than 4 directors, at least one of the directors present, or such lesser number as may be permitted by the Act, is a resident Canadian. The board may, however, transact business at a meeting of directors where the required number of resident Canadian directors is not present if

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facilities, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

SECTION 4.07 MEETINGS BY TELEPHONE. ELECTRONIC OR OTHER COMMUNICATION FACILITY. A director may, to the extent and in the manner permitted by law, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, but only if all the directors of the Corporation have consented to that form of participation. A director participating in such a meeting by such means is deemed for the purposes of the Act to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

SECTION 4.08 PLACE OF MEETINGS. Meetings of the board may be held at any place in or outside Canada.

SECTION 4.09 CALLING OF MEETINGS. Meetings of the board shall be held from time to time and at such place as the board, the chairman of the board, the chairman of the executive committee, the president or any two directors may determine.

SECTION 4.10 NOTICE OF MEETING. Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.01 to each director not less than twenty-four (24) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may waive notice of or otherwise consent to a meeting of the board. Such a waiver of notice may be sent in any manner, including as an electronic document and at any time before, during or after a meeting of the board. No action taken at any meeting of the board shall be invalidated by the accidental failure to give notice or sufficient notice thereof to any director.

SECTION 4.11 FIRST MEETING OF NEW BOARD. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareowners at which such board is elected.

SECTION 4.12 ADJOURNED MEETING. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

SECTION 4.13 REGULAR MEETINGS. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

SECTION 4.14 CHAIRMAN. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, chairman of the executive committee, president or a vice-president, who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

SECTION 4.15 VOTES TO GOVERN. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 4.16 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE FIVE

COMMITTEES

SECTION 5.01 COMMITTEES OF DIRECTORS. The board may appoint a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.

SECTION 5.02 EXECUTIVE COMMITTEE. The board may designate one of the committees appointed by it as the executive committee. It shall comprise at least three (3) members who shall remain in office at the pleasure of the board and while still directors. It shall, subject to section 5.01, be vested with all the powers and authority of the board between meetings thereof. All acts and proceedings of the executive committee shall be reported to the board at the next meeting thereof, but any right granted or obligation incurred pursuant to the authority of the executive committee shall be treated as valid and binding upon the Corporation.

SECTION 5.03 AUDIT COMMITTEE. The board shall elect from among its number an audit committee to be composed of at least three (3) directors of whom the majority shall not be officers or employees of the Corporation or its affiliates. Members of the audit committee shall remain in office at the pleasure of the board and while still directors.

SECTION 5.04 TRANSACTION OF BUSINESS. Subject to the provisions of section 4.07, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of a committee of directors may be held at any place in or outside Canada.

SECTION 5.05 PROCEDURE. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

ARTICLE SIX

OFFICERS

SECTION 6.01 APPOINTMENT. The board may from time to time appoint a chairman of the board, a chairman of the executive committee, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to section 6.02, an officer may but need not be a director and one person may hold more than one office.

SECTION 6.02 CHAIRMAN OF THE BOARD, CHAIRMAN OF THE EXECUTIVE COMMITTEE AND PRESIDENT. The chairman of the board, chairman of the executive committee and the president shall each be chosen from among the directors and, if appointed, shall have such powers and duties as the board may specify.

SECTION 6.03 VICE-PRESIDENT OR VICE-PRESIDENTS. The vice-president or vice-presidents shall have such powers and duties as the board may specify.

SECTION 6.04 SECRETARY. Except as may be otherwise determined from time to time by the board, the secretary shall attend and be the secretary of all meetings of the board, shareowners and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareowners, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

SECTION 6.05 POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

SECTION 6.06 VARIATION OF POWERS AND DUTIES. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

SECTION 6.07 TERM OF OFFICE. The board, in its discretion, may remove and discharge any or all the officers of the Corporation either with or without cause at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Corporation, not being a member of the board, may also be removed and discharged, either with or without cause, by the chairman of the board, chairman of the executive committee or president. If, however, there be a contract with an officer or employee derogating from the provisions of this section such removal or discharge shall be subject to the provisions of such contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

SECTION 6.08 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and the remuneration of officers appointed by the board shall be settled by it from -time to time.

SECTION 6.09 AGENTS AND ATTORNEYS. The board, the chairman of the board, the chairman of the executive committee or the president or any person delegated by any of them shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

SECTION 6.10 FIDELITY BONDS. The board, the chairman of the board, the chairman of the executive committee or the president or any person delegated by any of them may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

ARTICLE SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 7.01 LIMITATION OF LIABILITY. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other person including any director or officer or employee or agent, or for joining in any receipt or acts for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, delictual, quasi-delictual or tortious acts of any person with whom any of the moneys, securities or other property of the Corporation shall be deposited or for any loss occasioned by an error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the mandatory provisions of the Act or from liability for any breach thereof.

SECTION 7.02 LIMITATION OF LIABILITY. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions in this by-law, the Corporation shall indemnify each director and officer of the Corporation, each former director and officer of the Corporation and each individual who acts or acted at the Corporation’s request as a director or officer, or each individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

SECTION 7.03 ADVANCE OF COSTS. The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in section 7.02. The individual shall repay the moneys if the individual does not fulfil the conditions of section 7.04.

SECTION 7.04 LIMITATION IN INDEMNITY. The Corporation’s indemnity applies, however, only to the extent that the individual seeking indemnity:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and
(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

SECTION 7.05 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

ARTICLE EIGHT

SHARES

SECTION 8.01 ALLOTMENT. Subject to the articles, shares of the Corporation may be issued at such times and to such persons and for such consideration as the board may determine and the board may from time to time allot or grant options or other rights to purchase any of the shares of the Corporation at such times and to such persons and for such consideration as the board shall determine.

SECTION 8.02 COMMISSIONS. Subject to the provisions of the Act, the board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

SECTION 8.03 REGISTRATION OF TRANSFER. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, or upon proper instructions from the holder of uncertificated shares, in each case with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time require, and upon payment of all applicable taxes and any fees required by the board.

SECTION 8.04 TRANSFER AGENTS. REGISTRARS AND DIVIDEND DISBURSING AGENTS. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. The board may also from time to time appoint a dividend disbursing agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The board may at any time terminate any such appointment.

SECTION 8.05 CONCLUSIVENESS OF SECURITIES REGISTER. Subject to the provisions of the Act, the Corporation shall treat the person in- whose name any share is registered in the securities register as absolute owner of such share with full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

SECTION 8.06 SHARE CERTIFICATES. Shares of the capital stock of the Corporation may be certificated or uncertificated. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareowner’s right to a share certificate respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.02, and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless counter-signed by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced upon share certificates and every such printed or mechanically reproduced signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

SECTION 8.07 REPLACEMENT OF SHARE CERTIFICATES. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken upon payment of such fee, if any, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

SECTION 8.08 JOINT SHAREOWNERS. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION 8.09 DECEASED SHAREOWNERS. In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon or other distributions in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

ARTICLE NINE

DIVIDENDS AND RIGHTS

SECTION 9.01 DIVIDENDS. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareowners according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

SECTION 9.02 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them or those of its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by pre-paid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation on or after the applicable dividend payment date, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

SECTION 9.03 NON-RECEIPT OF CHEQUES. In the event of non- receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

SECTION 9.04 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE TEN

MEETINGS OF SHAREOWNERS

SECTION 10.01 ANNUAL MEETINGS. The annual meeting of shareowners shall be held at such time in each year and, subject to section 10.03, at such place as the board or failing it, the chairman of the board, the chairman of the executive committee or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

SECTION 10.02 SPECIAL MEETINGS. Subject to compliance with the Act, the board, the chairman of the board, the chairman of the executive committee or the president shall have power to call a special meeting of shareowners at any time.

SECTION 10.03 PLACE OF MEETINGS. Meetings of shareowners shall be held at the place where the registered office of the Corporation is situated or, if the board so determines, at some other place within Canada.

SECTION 10.04 MEETINGS BY TELEPHONE, ELECTRONIC OR OTHER COMMUNICATION FACILITY. Any person entitled to attend a meeting of shareowners may participate in the meeting, to the extent and in the manner permitted by law, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareowners of the Corporation who call a meeting of shareowners pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

SECTION 10.05 NOTICE OF MEETINGS. Subject to compliance with the Act, notice of the time and place of each meeting of shareowners shall be given in the manner provided in section 12.01 not less than twenty-one (21) nor more than fifty (50) days before the date of the meeting to each director, to the auditor and to each shareowner who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. A shareowner may in any manner either before, during or after a meeting of shareowners waive notice of or otherwise consent to a meeting of shareowners.

SECTION 10.06 CHAIRMAN, SECRETARY AND SCRUTINEERS. The chairman of any meeting of shareowners shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, chairman of the executive committee, president or a vice-president who is a shareowner. If no such officer is present within fifteen (15) minutes after the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary and each assistant-secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareowner, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareowners, may be appointed by a resolution or by the chairman of the meeting.

SECTION 10.07 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of shareowners shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

SECTION 10.08 QUORUM. Except as otherwise provided by law or by the articles, a quorum for the transaction of business at any meeting of shareowners shall be not less than two persons present in person, each being a shareowner entitled to vote thereat or a duly appointed proxy for an absent shareowner so entitled, and holding or representing the holder or holders of shares carrying not less than a majority of the voting power of all issued and outstanding shares of the Corporation entitled to vote on a particular matter to be acted on at the meeting, except that, when specified business is to be voted on by one or more classes or series of shares voting as a class, unless otherwise provided by law, regulatory authority or by the articles, the holders of not less than a majority of the voting power of the shares of such classes or series shall constitute a quorum for the transaction of such matter. If a quorum is present at the opening of the meeting of shareowners, the shareowners present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

If a quorum is not present at the opening of a meeting of shareowners, the shareowners present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time to a fixed time and place without notice other than announcement at the meeting until a quorum shall be present, subject to the provisions of the Act, the articles and section 10.16 of this by-law. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

SECTION 10.09 RIGHT TO VOTE. The shareowners entitled to vote at any meeting of shareowners shall be determined in accordance with the provisions of the Act and the articles.

SECTION 10.10 PROXIES. Every shareowner entitled to vote at a meeting of shareowners may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareowners, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareowner or his attorney and shall conform with the requirements of the Act and applicable law.

SECTION 10.11 TIME FOR DEPOSIT OF PROXIES. The board may specify in a notice calling a meeting of shareowners a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such- meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

SECTION 10.12 JOINT SHAREOWNERS. If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareowners may, in the absence of the other or others, vote the shares; but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

SECTION 10.13 VOTES TO GOVERN. At any meeting of shareowners every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes, either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

SECTION 10.14 SHOW OF HANDS. Subject to the provisions of the Act, any question at a meeting of shareowners shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareowners upon the said question.

SECTION 10.15 BALLOTS. On any question proposed for consideration at a meeting of shareowners, and whether or not a show of hands has been taken thereon, any shareowner or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to votes at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareowners upon the said question.

SECTION 10.16 ADJOURNMENT. Subject to the articles, if a meeting of shareowners is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that is adjourned. If a meeting of shareowners is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for required by the Act.

SECTION 10.17 RESOLUTION IN WRITING. A resolution in writing signed by all the shareowners entitled to vote on that resolution at a meeting of shareowners is as valid as if it had been passed at a meeting of the shareowners unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

SECTION 10.18 ELECTRONIC VOTING BY SHAREOWNERS. Any vote at a meeting of the shareowners may be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. Any person participating in a meeting of shareowners by electronic means as provided in section 10.04 and entitled to vote at that meeting may vote, to the extent and in the manner permitted by law, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

ARTICLE ELEVEN

DIVISIONS AND DEPARTMENTS

SECTION 11.01 CREATION AND CONSOLIDATION OF DIVISIONS. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

SECTION 11.02 NAME OF DIVISIONS. Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name.

ARTICLE TWELVE

NOTICES

SECTION 12.01 METHOD OF SENDING NOTICE. Subject to compliance with all applicable laws, any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareowner, director, officer, auditor or member of a committee of the board shall be sufficiently sent if (i) delivered personally to the person to whom it is to be sent, (ii) delivered to the recorded address or mailed to the recorded address of that person by prepaid mail (iii) sent to that person at the recorded address by any means of prepaid transmitted or recorded communication or (iv) provided as an electronic document to the information system of that person. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address. A notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing. A notice so sent by any means- of transmitted or recorded communication or provided as an electronic document shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities or information system and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary or assistant secretary may change or cause to be changed the recorded address of any shareowner, director, officer or auditor or member of a committee of the board in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

SECTION 12.02 ELECTRONIC DOCUMENTS. A requirement under this by-law to provide a person with a notice, document or other information is not satisfied by the provision of an electronic document unless:

(a)	the addressee has consented, in the manner prescribed under the Act, and has designated an information system for the receipt of the electronic document;

(b)	the electronic document is provided to the designated information system, unless otherwise prescribed in the Act;

(c)	in the case of a notice, document or other information that is required by the Act to be provided by registered mail, the provision of such notice, document or other information by the sending of an electronic document is prescribed by the Act;

(d)	the Act has been complied with;

(e)	the information in the electronic document is accessible by the sender so as to be usable for subsequent reference; and

(f)	the information in the electronic document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference.

SECTION 12.03 NOTICE TO JOINT SHAREOWNERS. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them. The address to be used for the purpose of giving notices shall be the recorded address.

SECTION 12.04 COMPUTATION OF TIME. In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

SECTION 12.05 UNDELIVERED NOTICES. If any notice given to a shareowner pursuant to section 12.01 is returned on three (3) consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareowner until he informs the Corporation in writing of his new address.

SECTION 12.06 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareowner, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

SECTION 12.07 PERSONS ENTITLED TO SHARES BY DEATH OR OPERATION OF LAW. Every person who, by operation of law, transfer, death of a shareowner or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareowner from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement as provided in the Act.

SECTION 12.08 WAIVER OF NOTICE. Any shareowner (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareowners or of the board or committee thereof which may be given in any manner.

ARTICLE THIRTEEN

FISCAL YEAR

SECTION 13.01 FISCAL YEAR. The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time determine.

ARTICLE FOURTEEN

EFFECTIVE DATE

SECTION 14.01 EFFECTIVE DATE. This by-law is effective from the date of the resolution of the directors adopting same and shall continue to be effective unless amended by the directors until the next meeting of shareowners of the Corporation, whereat if same is confirmed or confirmed as amended, this by-law shall continue in effect in the form in which it was so confirmed.

SECTION 14.02 REPEAL. Upon the date of this by-law coming into force, By-Law No. 2002-1, of the Corporation, as amended, shall be repealed, provided that such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.

All officers and persons acting under any by-law so repealed shall continue to act as appointed under the provisions of this by-law and all resolutions of the shareowners or board or committee thereof with continuing effect passed under any repealed by-law shall continue to be valid except to the extent inconsistent with this by-law and until amended or repealed.

The foregoing amendments to By-law No. 2002-1 of the Corporation were approved by the directors of the Corporation at a meeting held on the 14th day of March 2007.

The foregoing amendments to By-law No. 2002-1 of the Corporation were confirmed by the shareowners of the Corporation at the annual and special meeting of shareowners held on the 26th day of April 2007.

The foregoing Second Amended and Restated By-law No. 2002-1 of the Corporation is signed by an officer of the Corporation and hereby made.

DATED as of the 26th day of April, 2007.

/s/ Mark R. Halperin
Mark R. Halperin
Corporate Secretary

AMENDMENTS TO BY-LAW NO. 2002-1

OF

COTT CORPORATION/CORPORATION COTT

(the “Corporation”)

BE IT ENACTED as an amendment to By-law No. 2002-1 of the Corporation that section 8.03 and section 8.06 are hereby deleted in their entirety and restated as follows:

“SECTION 8.03 REGISTRATION OF TRANSFER Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, or upon proper instructions from the holder of uncertificated shares, in each case with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time require, and upon payment of all applicable taxes and any fees required by the board.

SECTION 8.06 SHARE CERTIFICATES. Shares of the capital stock of the Corporation may be certificated or uncertificated. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareowner’s right to a share certificate respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 2.02, and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless counter-signed by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced upon share certificates and every such printed or mechanically reproduced signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.”

The foregoing Amendment to By-law No. 2002-1 of the Corporation, being a by-law repealing section 8.03 and section 8.06 of By-law No. 2002-1 of the Corporation, was approved by the directors of the Corporation at a meeting held on the 14th day of March 2007.

The foregoing Amendment to By-law No. 2002-1 of the Corporation, being a by-law repealing section 8.03 and section 8.06 of By-law No. 2002-1 of the Corporation, was confirmed by the shareholders of the Corporation at the annual general meeting of shareholders held on the 26th day of April 2007.

The foregoing Amendment to By-law No. 2002-1 of the Corporation, being a by-law repealing section 8.03 and section 8.06 of By-law No. 2002-1 of the Corporation, is signed by an officer of the Corporation and hereby made.

DATED as of the 26th day of April, 2007.

/s/ Mark Halperin

Mark Halperin

Corporate Secretary

AMENDMENT TO COTT CORPORATION

SECOND AMENDED AND RESTATED BY-LAWS

BY LAW NO. 2002-2

being a by-law relating generally to the nomination of persons for election of directors of Cott Corporation (the “Corporation”), which by-law amends Second Amended and Restated By-Law No. 2002-1.

ARTICLE ONE

ADVANCE NOTICE OF NOMINATIONS OF DIRECTORS

SECTION 1.01 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the provisions of this By-Law No. 2002-2 shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation at any annual meeting of shareowners, or at any special meeting of shareowners called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may only be made:

(a)	by or at the direction of the board of directors of the Corporation, including pursuant to a notice of meeting,

(b)	by or at the direction or request of one or more shareowners pursuant to a proposal submitted to the Corporation in accordance with applicable laws or a requisition of meeting submitted to the directors in accordance with applicable laws, or

(c)	by any person (a “nominating shareowner”) who, at the close of business on the date of the giving of the notice provided for below and on the record date for determining shareowners entitled to vote at such meeting, is a registered holder or beneficial owner of shares that are entitled to be voted at such meeting and complies with the notice and other procedures set forth in this By-Law No. 2002-2.

SECTION 1.02 TIMELY NOTICE. In addition to any other requirements in this By-Law No. 2002-2 and under applicable laws, for a nomination to be made by a nominating shareowner, the nominating shareowner must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a nominating shareowner’s notice must be received by the Secretary at the principal executive offices of the Corporation:

(a)	in the case of an annual meeting of shareowners, not less than 30 nor more than 60 days prior to the date of the annual meeting of shareowners; provided, however, that if the annual meeting of shareowners is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareowner may be made not later than the close of business on the 10th day following the date on which the public announcement of the date of the annual meeting is first made by the Corporation; and

(b)	in the case of a special meeting of shareowners (which is not also an annual meeting of shareowners), not later than the close of business on the 15th day following the day on which the public announcement of the date of the special meeting of shareowners is first made by the Corporation.

The adjournment or postponement of a meeting of shareowners or the announcement thereof shall not commence a new time period for the giving of a nominating shareowner’s notice as described above.

SECTION 1.03 PROPER WRITTEN FORM. To be in proper written form, a nominating shareowner’s notice to the Secretary must set forth:

(a)	as to each person whom the nominating shareowner proposes to nominate for election as a director:

(i)	the name, age, business address and residential address of the nominee,

(ii)	the principal occupation or employment of the nominee,

(iii)	whether the nominee is a resident Canadian within the meaning of the Canadian Business Corporation Act (the “Act”),

(iv)	the class or series and number of shares of the Corporation which are controlled or which are owned beneficially or of record by the nominee as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,

(v)	any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the nominee or any of its affiliates and the nominating shareowner, any person acting jointly or in concert with the nominating shareowner or any of their respective affiliates,

(vi)	any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws, and

(vii)	duly completed personal information form in respect of the nominee in the form prescribed by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(b)	as to the nominating shareowner giving the notice,

(i)	the name and record address of the nominating shareowner,

(ii)	the class or series and number of shares of the Corporation which are controlled or which are owned beneficially or of record by the nominating shareowner as of the record date for the meeting of shareowners (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,

(iii)	any derivatives or other economic or voting interests in the Corporation and any hedges implemented with respect to the nominating shareowners’ interests in the Corporation,

(iv)	any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareowner has a right to vote any shares of the Corporation,

(v)	whether the nominating shareowner intends to deliver a proxy circular and form of proxy to any shareowners of the Corporation in connection with the election of directors, and

(vi)	any other information relating to the nominating shareowner that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and applicable securities laws.

Such notice must be accompanied by the written consent of each nominee to being named as a nominee and to serve as a director, if elected. Reference to “nominating shareowner” in this section 1.03 shall be deemed to refer to each shareowner that nominates a person for election as director in the case of a nomination proposal where more than one shareowner is involved in making such nomination proposal.

SECTION 1.04 FURTHER INFORMATION. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareowner’s understanding of the independence, or lack thereof, of such proposed nominee.

SECTION 1.05 DETERMINATION OF ELIGIBILITY. The chair of the meeting of shareowners at which an election for directors is held shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in this By-Law No. 2002-2.

SECTION 1.06 DISCUSSION PERMITTED. Nothing in this By-Law No. 2002-2 shall be deemed to preclude discussion by a shareowner (as distinct from the nomination of directors) at a meeting of shareowners of any matter it is entitled to discuss pursuant to the Act.

SECTION 1.07 MEANING OF PUBLIC ANNOUNCEMENT. For purposes of this By-Law No. 2002-2, “public announcement” shall mean disclosure in a press release reported by a national news service in Canada or the United States or in a document publicly filed by the Corporation under its profile on the System of Electronic Document

Analysis and Retrieval at www.sedar.com or the Electronic Data Gathering, Analysis and Retrieval system at www.sec.gov/edgar.shtml.

SECTION 1.08 NOTICE. Notwithstanding any other provision of the by-laws of the Corporation, notice given to the secretary pursuant to this By-Law No. 2002-2 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

ARTICLE TWO

GENERAL

SECTION 2.01 EFFECTIVE DATE. This By-Law No. 2002-2 is effective from the date of the resolution of the directors adopting same and shall continue to be effective unless amended by the directors until the next meeting of shareowners of the Corporation, whereat if same is confirmed or confirmed as amended, this by-law shall continue in effect in the form in which it was so confirmed.

SECTION 2.02 AMENDMENT. Second Amended and Restated By-Law. No 2002-1, as amended from time to time, of the by-laws of the Corporation and this By-Law No. 2002-2 shall be read together and shall have effect, so far as practicable, as though all the provisions thereof were contained in one by-law of the Corporation. All terms contained in this by-law which are defined by Second Amended and Restated by-Law No. 2002-1, as amended by from to time, of the by-laws of the Corporation shall, for all purposes hereof, have the meanings given to such terms in the said By-law, unless expressly stated otherwise or the context otherwise required.

The foregoing amendments to By-law No. 2002-1 of the Corporation were approved by the directors of the Corporation at a meeting held on the 29h day of October, 2013.

The foregoing By-Law No. 2002-2 of the Corporation is signed by an officer of the Corporation and hereby made.

DATED as of the 29th day of October, 2013.

/s/ Marni Morgan Poe
Marni Morgan Poe Vice President, General Counsel and Secretary

THIRD AMENDMENT

TO SECOND AMENDED AND RESTATED BY-LAW NO. 2002-1 OF

COTT CORPORATION CORPORATION COTT

(the “Corporation”)

BE IT ENACTED as a third amendment to By-law No. 2002-1 dated April 26, 2007 of the Corporation that section 10.03 is hereby deleted in its entirety and replace with the following:

“SECTION 10.03 PLACE OF MEETINGS

Meetings of shareowners of the Corporation may be held at such place inside or outside of Canada, as the directors may from time to time determine.”

The foregoing Third Amendment to By-law No. 2002-1 of the Corporation, being a by-law repealing section 10.03 of By-law No. 2002-1 of the Corporation, was approved by the board of directors of the Corporation pursuant to a meeting held on February 28, 2018.

The foregoing Third Amendment to By-law No. 2002-1 of the Corporation, being a by-law repealing section 10.03 of By-law No. 2002-1 of the Corporation, was confirmed by the shareowners of the Corporation pursuant to a special meeting held on May 1, 2018.

The foregoing Third Amendment to By-law No. 2002-1 of the Corporation is signed by an officer of the Corporation and hereby made.

[Signature page to immediately follow]

DATED as of the 1st day of May, 2018.

/s/ Marni Morgan Poe

Name: Marni Morgan Poe
Title: Vice-President, General Counsel and Secretary